Exhibit 10.1

	2005 Bonus		2006 Base Salary	2006 Target Bonus (% of Base Salary)(1)
Executive Officer
Henry E. Blair Chief Executive Officer	$170,000		$500,000	45.0%

Thomas R. Beck, M.D. President and Chief Operating Officer	$59,500	(2)	$340,000	42.5%

Stephen S. Galliker Executive Vice President, Finance and Administration, and Chief Financial Officer	$93,617		$291,870	37.5%

Clive R. Wood, Ph.D. Executive Vice President Discovery Research and Chief Scientific Officer	$76,312		$300,000	35.0%

Ivana Magovcevic - Liebisch, Ph.D., J.D. General Counsel and Executive Vice President, Corporate Communications	$81,180		$291,870	35.0%

(1)  The target bonus opportunity can be exceeded by up to 20% of the target for exceptional performance. For example, an executive with a target bonus of 30% who has outstanding performance can receive a bonus of as much as 36% of base salary.

(2)  Reflects pro-rated bonus for Dr.Beck’s services as Dyax’s Executive Vice President, Business and Product Development from June to December 2005.